EXHIBIT 10.21E

INDEMNITY AGREEMENT

This Indemnity Agreement, dated May 17, 2011, is made between The Active Network, Inc., a Delaware corporation (the “Company”), and Kourosh Vossoughi (the “Indemnitee”).

RECITALS

A. The Company desires to attract and retain the services of talented and experienced individuals, such as Indemnitee, to serve as directors and officers of the Company and its subsidiaries and wishes to indemnify its directors and officers to the maximum extent permitted by law;

B. The Company and Indemnitee recognize that corporate litigation in general has subjected directors and officers to expensive litigation risks;

C. Section 145 of the General Corporation Law of Delaware, under which the Company is organized (“Section 145”), empowers the Company to indemnify its directors and officers by agreement and to indemnify persons who serve, at the request of the Company, as the directors and officers of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

D. Section 145(g) allows for the purchase of management liability (“D&O”) insurance by the Company, which in theory can cover asserted liabilities without regard to whether they are indemnifiable or not; and

E. Individuals considering service or presently serving expect to be extended market terms of indemnification commensurate with their position, and that entities such as Company will endeavor to maintain appropriate D&O insurance; and

F. In order to induce Indemnitee to serve or continue to serve as a director or officer of the Company and/or one or more subsidiaries of the Company, the Company and Indemnitee enter into this Agreement.

AGREEMENT

NOW, THEREFORE, the Indemnitee and the Company hereby agree as follows:

1. Definitions. As used in this Agreement:

(a) “Agent” means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

(b) “Board” means the Board of Directors of the Company.

(c) A “Change in Control” shall be deemed to have occurred if (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the total voting power represented by the Company’s then outstanding voting securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board, together with any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the Board, (iii) the stockholders of the Company approve a merger or consolidation or a sale of all or substantially all of the Company’s assets with or to another entity, other than a merger, consolidation or asset sale that would result in the holders of the Company’s outstanding voting securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the total voting power represented by the voting securities of the Company or such surviving or successor entity outstanding immediately thereafter, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company.

(d) “Expenses” shall include all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, or Section 145 or otherwise; provided, however, that “Expenses” shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a Proceeding.

(e) “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in relevant matters of corporation law and neither currently is, nor in the past five years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to or witness in the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(f) “Proceeding” shall mean any threatened, pending, or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether formal or informal, civil, criminal, administrative, or investigative, including any such investigation or proceeding instituted by or on behalf of the Corporation or its Board of Directors, in which Indemnitee is or reasonably may be involved as a party or target, that is associated with Indemnitee’s being an Agent of the Corporation.

(g) “Subsidiary” means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an Agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an Agent of the Company, so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as the Indemnitee tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by the Indemnitee.

3. Liability Insurance.

(a) Maintenance of D&O Insurance. The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an Agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was an Agent of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers, as more fully described below. In the event of a Change in Control, the Company shall, as set forth in Section (c) below, either: i) maintain such D&O Insurance for six years; or ii) purchase a six year tail for such D&O Insurance.

(b) Rights and Benefits. In all policies of D&O Insurance, the Indemnitee shall qualify as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s independent directors (as defined by the insurer) if the Indemnitee is such an independent director; of the Company’s non-independent directors if the Indemnitee is not an independent director; of the Company’s officers if the Indemnitee is an officer of the Company; or of the Company’s key employees, if the Indemnitee is not a director or officer but is a key employee.

(c) Limitation on Required Maintenance of D&O Insurance. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance at all, or of any type, terms, or amount, if the Company determines in good faith that: such insurance is not reasonably available; the premium costs for such insurance are disproportionate to the amount of coverage provided; the coverage provided by such insurance is limited so as to provide an insufficient or unreasonable benefit; the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company; the Company is to be acquired and a tail policy of reasonable terms and duration can be purchased for pre-closing acts or omissions by the Indemnitee; or the Company is to be acquired and D&O Insurance can be maintained by the acquirer that covers pre-closing acts and omissions by the Indemnitee.

4. Mandatory Indemnification. Subject to the terms of this Agreement:

(a) Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, the Company shall indemnify the Indemnitee against all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, provided the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b) Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, provided the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this Section 4(b) shall be made in respect to any claim, issue or matter as to which the Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts which the Delaware Court of Chancery or such other court shall deem proper.

(c) Actions where Indemnitee is Deceased. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, and if, prior to, during the pendency of or after completion of such Proceeding the Indemnitee is deceased, the Company shall indemnify the Indemnitee’s heirs, executors and administrators against all Expenses and liabilities of any type whatsoever to the extent the Indemnitee would have been entitled to indemnification pursuant to this Agreement were the Indemnitee still alive.

(d) Certain Terminations. The termination of any Proceeding or of any claim, issue, or matter therein by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(e) Limitations. Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for Expenses or liabilities of any type whatsoever for which payment is actually made to or on behalf of the Indemnitee under an insurance policy, or under a valid and enforceable indemnity clause, by-law or agreement.

(f) Witness. In the event that Indemnitee is not a party or threatened to be made a party to a Proceeding, but is subpoenaed in such a Proceeding by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything witnessed by the Indemnitee in that capacity, the Company shall indemnify the Indemnitee against i) all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements), actually and reasonably incurred by the Indemnitee in responding to such subpoena; and ii) if Indemnitee is a former Agent of the Company at that time and is employed elsewhere, reasonable reimbursement for Indemnitee’s time spent testifying and meeting with Company counsel prior to such testimony solely to prepare for such testimony, at a rate based on Indemnitee’s compensation at such employment, but not to exceed $900 per hour.

5. Indemnification for Expenses in a Proceeding in Which the Indemnitee is Wholly or Partly Successful.

(a) Successful Defense. Notwithstanding any other provisions of this Agreement, to the extent the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, an action by or in the right of the Company) in which the Indemnitee was a party by reason of the fact that the Indemnitee is or was an Agent of the Company at any time, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with the investigation, defense or appeal of such Proceeding.

(b) Partially Successful Defense. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee is a party to any Proceeding (including, without limitation, an action by or in the right of the Company) in which the Indemnitee was a party by reason of the fact that the Indemnitee is or was an Agent of the Company at any time and is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with each successfully resolved claim, issue or matter.

(c) Dismissal. For purposes of this section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d) Contribution. If the indemnification provided in this Agreement is unavailable and may not be paid to Indemnitee for any reason other than statutory limitations, then in respect of any threatened, pending or completed action, suit or proceeding in which the

Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

6. Mandatory Advancement of Expenses. Subject to the terms of this Agreement and following notice pursuant to Section 7(a) below, the Company shall advance all Expenses reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent of the Company (unless there has been a final determination that the Indemnitee is not entitled to indemnification for such Expenses) upon receipt satisfactory documentation supporting such Expenses. By execution of this Agreement, Indemnitee agrees to repay the amount advanced only in the event and to the extent that it shall ultimately be determined that the Indemnitee is not entitled to indemnification by the Company to the extent set forth in this agreement and under Delaware law. Such advances are intended to be an obligation of the Company to the Indemnitee hereunder and shall in no event be deemed to be a personal loan. Such advancement of Expenses shall otherwise be unsecured and without regard to Indemnitee’s ability to repay. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefore by the Indemnitee to the Company. In the event that the Company fails to pay Expenses as incurred by the Indemnitee as required by this paragraph, Indemnitee may seek mandatory injunctive relief (including without limitation specific performance) from any court having jurisdiction to require the Company to pay Expenses as set forth in this paragraph. If Indemnitee seeks mandatory injunctive relief pursuant to this paragraph, it shall not be a defense to enforcement of the Company’s obligations set forth in this paragraph that Indemnitee has an adequate remedy at law for damages.

7. Notice and Other Indemnification Procedures.

(a) Notice by Indemnitee. Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof.

(b) Insurance. If the Company receives notice pursuant to Section 7(a) hereof of the commencement of a Proceeding that may be covered under D&O Insurance then in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

(c) Defense. In the event the Company shall be obligated to pay the Expenses of any Proceeding against the Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel selected by the Company and approved by the Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to the Indemnitee of written notice of the Company’s election so to do. After delivery of such notice, and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that (i) the Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at the Indemnitee’s expense; and (ii) the Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at the Company’s expense if (A) the Company has authorized the employment of counsel by the Indemnitee at the expense of the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding. In addition to all the requirements above, if the Company has D&O Insurance, or other insurance, with a panel counsel requirement that may cover the matter for which indemnity is claimed by Indemnitee, then Indemnitee shall use such panel counsel or other counsel approved by the insurers, unless there is an actual conflict of interest posed by representation by all such counsel, or unless and to the extent Company waives such requirement in writing. The Indemnitee and its counsel shall provide reasonable cooperation with such insurer on request of the Company.

8. Right to Indemnification.

(a) Right to Indemnification. In the event that Section 5(a) is inapplicable, the Company shall indemnify the Indemnitee pursuant to this Agreement unless, and except to the extent that, it shall have been determined by one of the methods listed in Section 8(b) that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

(b) Determination of Right to Indemnification. A determination of the Indemnitee’s right to indemnification under this Section 8 shall be made at the election of the Board by (i) a majority vote of directors who are not parties to the Proceeding for which indemnification is being sought, even though less than a quorum, or by a committee consisting of directors who are not parties to the Proceeding for which indemnification is being sought, who, even though less than a quorum, have been designated by a majority vote of the disinterested directors, or (ii) if there are no such disinterested directors or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee. However, in the event there has been a Change in Control, then the determination shall, at Indemnitee’s sole option, be made by Independent Counsel as in (b)(ii), above, with Indemnitee choosing the Independent Counsel subject to Company’s consent, such consent not to be unreasonably withheld.

(c) Submission for Decision. As soon as practicable, and in no event later than thirty (30) days after the Indemnitee’s written request for indemnification, the Board shall select the method for determining the Indemnitee’s right to indemnification. The Indemnitee shall cooperate with the person or persons or entity making such determination with respect to the Indemnitee’s right to indemnification, including providing to such person, persons or entity, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement.

(d) Application to Court. If (i) a claim for indemnification or advancement of Expenses is denied, in whole or in part, (ii) no disposition of such claim is made by the Company within ninety (90) days after the request therefore, (iii) the advancement of Expenses is not timely made pursuant to Section 6 of this Agreement or (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement, the Indemnitee shall have the right to apply to the Delaware Court of Chancery, the court in which the Proceeding is or was pending, or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee’s right to indemnification (including the advancement of Expenses) pursuant to this Agreement.

(e) Expenses Related to the Enforcement or Interpretation of this Agreement. The Company shall indemnify the Indemnitee against all reasonable Expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee, and against all reasonable Expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement, if and to the extent the Indemnitee is successful. To the extent Indemnitee is awarded relief on any Expense, that Expense shall be subject to 10% prejudgment interest from the date the invoice detailing that Expense was provided to the Company.

(f) In no event shall Indemnitee’s right to indemnification (apart from advancement of Expenses) be determined prior to a final adjudication in the Proceeding at issue if the Proceeding is both ongoing, and of the nature to have a final adjudication.

(g) In any proceeding to determine Indemnitee’s right to indemnification or advancement, Indemnitee shall be presumed to be entitled to indemnification or advancement, with the burden of proof on the Company to prove, by a preponderance of the evidence (or higher standard if required by relevant law) that Indemnitee is not so entitled.

(h) Indemnitee shall be fully indemnified for those matters where, in the performance of his duties for the Company, he relied in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company’s officers or employees, or committees of the board of directors, or by any other person as to matters Indemnitee reasonably believed were within such other person’s professional or expert competence and who was selected with reasonable care by or on behalf of the Company.

(i) The knowledge or actions, or failure to act, or any director, officer, agent, or employee of the Corporation, or the Corporation itself, shall not be imputed to Indemnitee for purposes of determining any rights hereunder.

9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated:

(a) Claims Initiated by Indemnitee. To indemnify or advance Expenses to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, with a reasonable allocation where appropriate, unless (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the General Corporation Law of Delaware or (iv) the Proceeding is brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 in advance of a final determination;

(b) Fees on Fees. To indemnify the Indemnitee for any Expenses incurred by the Indemnitee with respect to any Proceeding instituted by the Indemnitee to enforce or interpret this Agreement, to the extent Indemnitee is not successful in such a Proceeding;

(c) Unauthorized Settlements. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld;

(d) Claims Under Section 16(b). To indemnify the Indemnitee for Expenses and the payment of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(e) Payments Contrary to Law. To indemnify or advance Expenses to the Indemnitee for which payment is prohibited by applicable law.

10. Non-Exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while occupying the Indemnitee’s position as an Agent of the Company. The Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

11. Permitted Defenses. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for Expenses pursuant to Section 6 hereof, provided that the required undertaking has been tendered to the Company) that the Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 4 and 9 hereof. Neither the failure of the Company (including its Board of Directors) or an Independent Counsel to have made a determination prior to the commencement of such enforcement action that indemnification of the Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors) or an Independent Counsel that such indemnification is improper, shall be a defense to the action or create a presumption that the Indemnitee is not entitled to indemnification under this Agreement or otherwise.

12. Subrogation. In the event the Company is obligated to make a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery under any insurance policy or any other indemnity agreement covering the Indemnitee, who shall execute all documents reasonably required and take all action that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights (provided that the Company pays the Indemnitee’s costs and expenses of doing so), including without limitation by assigning all such rights to the Company or its designee to the extent of such indemnification or advancement of Expenses.

13. Information Sharing. If the Indemnitee is the subject of or is implicated in any investigation, whether formal or informal, by a government or regulatory entity or agency, the Company shall provide to Indemnitee any information provided to the investigating entity concerning the investigation; provided, that by executing this Agreement, Indemnitee agrees to use such information solely in connection with the defense of such investigation and if Indemnitee is no longer serving as a Director or employed by the Corporation, Indemnitee shall at the Corporation’s request execute a confidentiality agreement substantially in the form of the confidentiality agreement in effect while such Indemnitee was a Director or employed by the Corporation.

14. Primacy of Indemnification. The Company hereby acknowledges that the Indemnitee may have certain rights to indemnification, advancement of expenses or liability insurance provided by a third-party investor and certain of its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees that (i) it is the indemnitor of first resort, i.e., its obligations to the Indemnitee under this Agreement and any indemnity provisions set forth in its Certificate of Incorporation, Bylaws or elsewhere (collectively, “Indemnity Arrangements”) are primary, and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitee is secondary and excess, (ii) it shall advance the full amount of expenses incurred by the Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of the Indemnitee, to the extent legally permitted and as required by any Indemnity Arrangement, without regard to any rights the Indemnitee may have against the Fund Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Fund Indemnitors from any claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind arising out of or relating to any Indemnity Arrangement. The Company further agrees that no advancement or indemnification payment by any Fund Indemnitor on behalf of the Indemnitee shall affect the foregoing, and the Fund Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company. The Company and the Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 14. The Company, on its own behalf and on behalf of its insurers to the extent allowed by the policies, waives subrogation rights against Indemnitee.

15. Survival of Rights.

(a) All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an Agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding by reason of the fact that Indemnitee was serving in the capacity referred to herein.

(b) The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

16. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary.

17. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 14 hereof.

18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless it is in a writing signed by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed, (b) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the third business day after the date on which it is so mailed, (c) one business day after the business day of deposit with a nationally recognized overnight delivery service, specifying next day delivery, with written verification of receipt, or (d) on the same day as delivered by confirmed facsimile transmission if delivered during business hours or on the next successive business day if delivered by confirmed facsimile transmission after business hours.

Addresses for notice to either party shall be as shown on the signature page of this Agreement, or to such other address as may have been furnished by either party in the manner set forth above.

20. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. This Agreement is intended to be an agreement of the type contemplated by Section 145(f) of the General Corporation Law of Delaware.

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforcement is sought needs to be produced to evidence the existence of this Agreement.

The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

Indemnitee:	The Company:

THE ACTIVE NETWORK, INC.
/s/ Kourosh Vossoughi
Kourosh Vossoughi
	By:	/s/ David A. Alberga
Address:
	Name:	David A. Alberga

	Title:	CEO